UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2011
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors (the “Board”) of Pinnacle Entertainment, Inc. (the “Company”) held on January 5, 2011, the Board adopted certain amendments to the Company’s Bylaws and restated the Company’s Bylaws in their entirety. The amendments to the Company’s Bylaws became effective immediately upon their adoption by the Board.

The amendments to the Company’s Bylaws removed the only provision in the Bylaws that required a vote of stockholders greater than a simple majority vote of stockholders. Specifically, the Board amended Article IX (Amendments) of the Bylaws to provide that the Bylaws may be amended, repealed or adopted by the affirmative vote of holders of a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote thereon. Prior to the amendments to the Bylaws, Article IX of the Bylaws provided that the Bylaws could be amended, repealed or adopted by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares entitled to vote generally in the election of directors.

Certain non-substantive language and conforming changes were made to the Bylaws. The summaries above and this Item 5.03 are qualified in their entirety by the Restated Bylaws, which is filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Restated Bylaws of Pinnacle Entertainment, Inc., as of March 29, 2010.

Exhibit 3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of January 5, 2011.

SIGNATURES
Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: January 7, 2011	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Restated Bylaws of Pinnacle Entertainment, Inc., as of March 29, 2010.

Exhibit 3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of January 5, 2011.